Calculation of Filing Fee Tables
F-1
EUROEV Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, par value $0.0001 per share (Resale Offering)	457(a)	5,143,697	$ 9.00	$ 46,293,273.00	0.000087	$ 4,027.51
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 46,293,273.00		$ 4,027.51
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,027.51
Offering Note
[1]	Represents 5,143,697 Ordinary Shares, par value $0.0001 per share ("Ordinary Shares"), of EUROEV Holdings Limited (the "Registrant") registered for resale, from time to time, by the selling shareholders named in the Resale Prospectus included in this registration statement, consisting of (i) 3,000,000 Ordinary Shares to be issued to the Selling Company Shareholders in the Share Exchange and (ii) 2,143,697 Ordinary Shares to be issued to Hudson SPAC Holding, LLC in connection with the Merger and released from the lock-up restrictions under the Insider Letter Amendment, in each case upon the closing of the Business Combination. There is no established public trading market for the Ordinary Shares and the Ordinary Shares are not listed on any securities exchange as of the date of this registration statement. Accordingly, the proposed maximum offering price per Ordinary Share and the maximum aggregate offering price have been calculated for purposes of Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the fixed price of $9.00 per Ordinary Share at which the selling shareholders will offer and sell the Ordinary Shares in privately negotiated transactions until the Ordinary Shares are listed on The Nasdaq Capital Market and a trading market develops, rather than on the basis of the average of the high and low prices of the Ordinary Shares within five business days prior to the date of filing. The registration fee has been calculated by multiplying the maximum aggregate offering price by the fee rate of $87.00 per $1,000,000 (0.0000870) in effect for the fiscal year beginning October 1, 2026. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional Ordinary Shares that may become issuable in respect of the Ordinary Shares registered for resale by reason of share splits, share dividends or similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Ordinary shares, par value $0.0001 per share	1,405,831	$ 46.87	F-4	333-293608	08/24/2026
2	Equity	Ordinary shares, par value $0.0001 per share	2,157,125	$ 71.90	F-4	333-293608	08/24/2026
3	Equity	Ordinary shares, par value $0.0001 per share	108,859	$ 1,088,590.00	F-4	333-293608	08/24/2026
4	Equity	Ordinary shares, par value $0.0001 per share	41,000,000	$ 1,355.70	F-4	333-293608	08/24/2026
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act, the prospectuses contained in this registration statement are combined prospectuses that also relate to the Ordinary Shares previously registered under the Registrant's registration statement on Form F-4 (File No. 333-293608), first filed with the Securities and Exchange Commission (the "Commission") on February 20, 2026, as subsequently amended, and declared effective by the Commission on August 24, 2026 (the "F-4 Registration Statement"), all of which remain unissued. No registration fee is payable in connection with the Ordinary Shares set forth in Table 3 above because those Ordinary Shares are being transferred from the F-4 Registration Statement to this registration statement pursuant to Rule 429(b) under the Securities Act, and the registration fee of $150.55 attributable to those Ordinary Shares was paid in connection with the initial filing of the F-4 Registration Statement. Pursuant to Rule 429(b) under the Securities Act, this registration statement, upon effectiveness, constitutes post-effective amendment No. 1 to the F-4 Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. The amounts of securities previously registered and the maximum aggregate offering prices of securities previously registered set forth in Table 3 above are those set forth in the filing fee table filed as an exhibit to the F-4 Registration Statement. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional Ordinary Shares that may become issuable by reason of share splits, share dividends or similar transactions. Ordinary Shares issuable to the public stockholders of Hudson Acquisition I Corp. ("HUDA") in exchange for (i) 36,771 outstanding HUDA public shares and (ii) 1,369,060 Ordinary Shares issuable upon conversion of 6,845,300 HUDA public rights. The maximum aggregate offering price was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act, on the basis of one-third of the aggregate par value of the HUDA securities to be cancelled in the Merger, as there was no established public trading market for those securities and HUDA had an accumulated deficit.

[2]	Ordinary Shares issuable to Hudson SPAC Holding, LLC (the "Sponsor"), to Chardan Capital Markets, LLC and to HUDA board members and employees, including in exchange for (i) 2,082,825 HUDA common shares held by the Sponsor and (ii) 74,300 HUDA common shares issuable upon conversion of 371,500 private rights held by the Sponsor. The maximum aggregate offering price was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act, on the basis of one-third of the aggregate par value of the HUDA securities to be cancelled in the Merger.

[3]	Ordinary Shares issuable in satisfaction of $1,088,591 in aggregate principal amount of outstanding promissory notes (the Converted Sponsor Loans). The maximum aggregate offering price was determined pursuant to Rule 457(f)(3) under the Securities Act on the basis of the aggregate principal amount of the promissory notes to be cancelled upon conversion, which results in a conversion price of $10.00 per Ordinary Share.

[4]	Ordinary Shares issuable to the existing equity holders of Aiways Automobile Europe GmbH ("Aiways Europe") and to certain financial advisors of Aiways Europe in exchange for the outstanding equity interests of Aiways Europe. The maximum aggregate offering price was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act, on the basis of one-third of the aggregate par value of the Aiways Europe securities to be acquired in the Share Exchange, as Aiways Europe is a private company, no market exists for its securities and Aiways Europe has an accumulated deficit.